Exhibit 21

Subsidiaries of Registrant


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                             SUBSIDIARY OR        PERCENT OF  STATE OF
PARENT                       ORGANIZATION         OWNERSHIP   INCORPORATION
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Perry County                 Perry County
Financial Corporation        Savings Bank, FSB    100%        Federal